EXHIBIT 10.1

AMENDMENT NO. 1 TO UNDERTAKING AGREEMENT

This Amendment No. 1 to the Undertaking Agreement (the “Agreement”) dated as of February 20, 2007, between SGS International, Inc., a Delaware corporation (the “Company”), and Marriott W. Winchester, Jr., the Senior Vice President of Sales and Marketing for the Company, is entered into as of January 2, 2008.

A. Section 1 of the Agreement is hereby amended to read in its entirety as follows:

1. Subject to the terms and conditions of this Agreement, the Company agrees to advance to the Executive legal fees and expenses as are actually and reasonably incurred by the Executive in the Litigation (the “Expenses”). The Company and the Executive agree that, unless specifically approved in a resolution adopted by a majority of disinterested directors of the Company, the Company shall not be required to advance, in the aggregate, more than $150,000.00 in Expenses under this Agreement.

B. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 2, 2008.

SGS INTERNATIONAL, INC.

By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

By:	/s/ Marriott W. Winchester, Jr.
Marriott W. Winchester, Jr.